UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): August 8, 2007

DEVCON INTERNATIONAL CORP.

(Exact Name of Company as Specified in Its Charter)

Florida	000-07152	59-0671992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 SOUTH FEDERAL HIGHWAY, SUITE 500

BOCA RATON, FLORIDA 33432

(Address of principal executive office)

Company’s telephone number, including area code (561) 208-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 8, 2007, Devcon International Corp. (the “Company”), concluded that the Company would amend and restate (the “Restatement”) its financial statements for the year ended December 31, 2006 and the three months ended March 31, 2007 (collectively, the “Previously Issued Financial Statements”). The decision to restate related to the Company’s ongoing review of the fair market valuation and accounting treatment of certain derivative liabilities as well as the carrying value of the related Series A Convertible Preferred Stock, par value $.10 (“Preferred Stock”). The substantive changes to be reflected in such restatement will be (1) the re-valuation of the derivative liability 2) adjustment to the carrying value of the Preferred Stock and 3) reclassification of Preferred Stock dividends payable and accretion charges to net loss available for common shareholders. Specifics of these changes are described below:

Valuation of Derivative Liability

As previously reported, on October 20, 2006, pursuant to the terms of a Securities Purchase Agreement, certain private placement investors received an aggregate of 45,000 shares of the Company’s Preferred Stock, with a liquidation preference equal to $1,000, convertible into common stock at a conversion price equal to $9.54 per share. Upon the issuance of the Preferred Stock, the following embedded derivatives were identified within the Preferred Stock: i) the ability to convert the Preferred Stock for common stock; ii) the option of the Company to satisfy dividends payable on the Preferred Stock in common stock in lieu of cash; iii) the potential increase in the dividend rate of the Preferred Stock in the event a certain level of net cash proceeds from the sale of the construction and material division assets are not realized within a specified time frame (referred to as the legacy asset rate adjustment) and (iv) a change in control redemption right. The embedded derivatives within the Preferred Stock were bifurcated and valued as a single compound derivative liability at $5.8 million at the date of issuance. Upon further review it was concluded that the valuation model used did not properly address a capping feature in the conversion option. Using a binomial model it was concluded that the embedded derivatives within the Preferred Stock that were bifurcated should have been valued at $0.5 million. At December 31, 2006, this adjustment impacted the carrying value of the Preferred Stock, as well as interest expense.

Reclassification of Dividends Payable and Accretion Charges

The Preferred Stock accrues dividends in accordance with the terms of the SPA. The dividends accrued for the three and six months ended March 31, 2007 and June 30, 2007 were incorrectly charged to interest expense instead of deducted from net loss available for common stockholders in accordance with FASB Statement No. 128, Earnings per Share. The accretion of the discount on the Preferred Stock was also incorrectly charged to interest expense instead of deducted from net loss available for common stockholders. In addition, issuance expenses related to preferred stock with redemption features that are not classified as liabilities in accordance with FASB Statement No. 150, Financial Instruments with Characteristics of Both Liabilities and Equity, should be deducted from such preferred stock or from additional paid-in capital arising in connection with the sale of the stock. The accretion should be charged to retained earnings (unless declared out of paid-in capital). Therefore, the amortization of the issuance costs related to the Preferred Stock was reclassified from interest expense and deducted from net loss available for common stockholders. These amounts have been properly presented for the three and nine months ended September 30, 2007.

The effect of the foregoing on the Company’s consolidated balance sheet at December 31, 2006 is expected to be as follows (000s):

Consolidated Balance Sheet:

	Derivative Liability	Long-term Deferred Tax Liability	Series A Convertible Preferred Stock	Retained Earnings
As originally reported	$8,390	$4,682	$35,873	$4,910
Adjust the estimated fair market value of the derivative	(3,928)	—	5,267	(1,339)
Adjustment to true up the Discount on Series A Convertible Preferred Stock	—	—	28	(28)
Tax effect of restatement adjustments	—	336	—	(336)

As restated	$4,462	$5,018	$41,168	$3,207

The Company has partially presented this restatement in its quarterly report for the three and six months ended June 30, 2007. The restatement has been properly presented for the three and nine months ended September 30, 2007. The Company expects to present the restatements described in this Current Report in their entirety when it files with the Securities and Exchange Commission amendments to its Previously Issued Financial Statements and to the Company’s quarterly financial statements for the three and six months ended June 30, 2007.

The decision to restate was authorized by the Audit Committee of the Board of Directors of the Company, upon the recommendation of management. As a result, the Company and its Audit Committee concluded that the Previously Issued Financial Statements, including the related report of its independent registered public accounting firm thereon, and the Company’s quarterly financial statements for the three and six months ended June 30, 2007, pending their restatement, should no longer be relied upon. The Company has discussed the matters disclosed in this filing with Berenfeld Spritzer Shechter & Sheer (“BSS&S”), the Company’s independent registered public accounting firm. BSS&S is expected to include an explanatory paragraph in its revised report filed with the amended annual report presenting the above-described restatements.

In connection with the completion of its audit of, and the issuance of an unqualified report on, the Company’s consolidated financial statements for the fiscal year ended December 31, 2006, the Company’s independent registered public accounting firm, BSS&S, communicated to the Company’s management and Audit Committee that certain matters involving the Company’s internal controls were considered to be “material weaknesses”, as defined under the standards established by the Public Company Accounting Oversight Board, or PCAOB. These matters pertained to (i) inadequate policies and procedures with respect to review and oversight of financial results to ensure that accurate consolidated financial statements were prepared and reviewed on a timely basis, (ii) inadequate number of individuals with U.S. GAAP experience and (iii) inadequate review of account reconciliations, analyses and journal entries.

In connection with the restatement described above, management determined that the following material weakness also existed as of March 31, 2007 and June 30, 2007 but has been remediated as of September 30, 2007: the Company did not maintain effective controls over the market valuation and accounting treatment of certain derivative liabilities related to as well as the carrying value of the Preferred Stock. Specifically, the Company did not maintain effective controls over (1) the re-valuation of the derivative liability 2) adjustment to the carrying value of the Preferred Stock and 3) reclassification of Preferred Stock dividends payable and accretion charges to net loss available for common shareholders, in accordance with generally accepted accounting principles. This control deficiency resulted in the restatement of the Previously Issued Financial Statements and the Company’s quarterly financial statements for the three and six months ended June 30, 2007. Accordingly, management determined that this control deficiency constituted a material weakness. Accordingly, the Company will restate its report on internal control over financial reporting as of March 31, 2007 to include this additional material weakness. The decision to restate Management’s report, and the underlying reasons for the restatement, were also discussed with the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVCON INTERNATIONAL CORP.

Date: December 21, 2007	By:	/s/ Robert Farenhem
	Name:	Robert Farenhem
	Title:	President